UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2024

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2024, Bio-Path Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 180,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 1,629,955 shares of Common Stock (the “Pre-Funded Warrants”), (iii) series A warrants to purchase up to 1,809,955 shares of Common Stock (the “Series A Warrants”), and (iv) series B warrants to purchase up to 1,809,955 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”). The purchase price of each share of Common Stock and accompanying Common Warrants was $2.21, and the purchase price of each Pre-Funded Warrant and accompanying Common Warrants was $2.209.

The Common Warrants are exercisable immediately upon issuance at an exercise price of $2.00 per share. The Series A Warrants will expire five years from the date of issuance and the Series B Warrants will expire twenty-four months from the date of issuance. The Pre-Funded Warrants are exercisable immediately upon issuance at an exercise price of $0.001 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Pre-Funded Warrants or Common Warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of June 3, 2024, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the securities issued in the Private Placement no later than 15 days after the date of the Registration Rights Agreement, and to use its commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The Private Placement closed on June 5, 2024. The gross proceeds to the Company from the Private Placement were approximately $4.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of March 22, 2024, between the Company and Wainwright (as amended, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid or agreed to pay Wainwright (i) a cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, (iii) upon any exercise for cash of the Common Warrants, a cash fee of 7.5% of the aggregate gross exercise price paid in cash, and (iv) upon any exercise for cash of Common Warrants, a management fee of 1.0% of the aggregate gross exercise price paid in cash. In addition, the Company agreed to pay Wainwright certain expenses and issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 135,747 shares of Common Stock at an exercise price equal to $2.7625 per share. Upon any exercise for cash of the Common Warrants, the Company shall also issue warrants to Wainwright to purchase the number of shares of Common Stock equal to 7.5% of the aggregate number of such shares of Common Stock underlying the Warrants that have been so exercised at an exercise price equal to $2.7625 per share, which warrants will be in substantially the same form and on the same terms as the Placement Agent Warrants. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance.

None of the issuances of the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, or the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants (the “Warrant Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The shares of Common Stock, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each investor who entered into to a Purchase Agreement has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the shares of Common Stock, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and Warrant Shares is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release regarding the pricing of the Private Placement. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated June 4, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: June 5, 2024	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer